SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2007

CAPITAL TRUST, INC.

(Exact Name of Registrant as specified in its charter)

Maryland	1-14788	94-6181186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 Park Avenue, 14th Floor, New York, NY 10022

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (212) 655-0220

     N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

On February 27, 2007, the Board of Directors (the “Board”) of Capital Trust, Inc. (the “Company”) approved the increase in its charter of (i) the aggregate stock ownership limit contained in Article VII of the charter to 9.9% in value or number of the aggregate of the outstanding shares of capital stock and (ii) the common stock ownership limit contained in Article VII of the charter to 9.9% in value or number of the aggregate of the outstanding shares of common stock, and with respect thereto, the Company filed a certificate of notice with the State Department of Assessments and Taxation of Maryland on February 27, 2007, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective February 27, 2007, the Board adopted second amended and restated bylaws for the Company (the “Second Amended and Restated Bylaws”). The Second Amended and Restated Bylaws add or revise bylaws, among other things, that (i) authorize the holding of stockholder meetings by remote communication and at any location without jurisidictional limitation; (ii) increase to a majority the minimum percentage of stockholders required to call special meetings of stockholders (previously 33%); (iii) set forth procedures relating to the calling of a special meeting upon the request of stockholders, including without limitation those relating to the content and timing of notices of requests to call a meeting, payment of the costs of preparing and mailing the notice of meeting, designating the place of the meeting and the administration and conduct of the meeting; (iv) permit the use of electronic notices, consents, proxy authorizations and uncertificated shares; (v) revise the procedures relating to the advance notice of stockholder submitted director nominations and other proposals, including (a) requiring such notices be submitted earlier, during the period no earlier than the 150th day prior to and no later than the 120th day prior to the anniversary of the mailing of the notice of meeting for the prior annual meeting of stockholders (previously no earlier than 90 days and no later than 60 days prior to the anniversary of the prior year’s meeting) and (b) specifying additional information required with respect to such director nominations and/or proposals; (vi) specify rules with respect to the conduct of stockholder meetings and authorize the chairman of the meeting to adjourn and otherwise conduct stockholder meetings; and (vii) specify the authority of the executive committee or another committee of the Board to authorize an officer or agent of the Company to enter into, execute and deliver any instrument on behalf of the Company.

The foregoing is qualified in its entirety by reference to the Second Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.2 to this Current Report.

Item 8.01	Other Events.

On February 27, 2007, the Board approved an increase in the annual retainer paid to non-employee directors to $75,000 from $30,000 to be paid at the election of the directors in cash or in deferred stock units pursuant to elections made under the Company’s incentive stock plans.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Notice, dated February 27, 2007
3.2	Second Amended and Restated Bylaws, dated February 27, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL TRUST, INC.

By:	/s/ Geoffrey G. Jervis
Name:	Geoffrey G. Jervis
Title:	Chief Financial Officer

Date: February 27, 2007